UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 29, 2010

AKEENA SOLAR, INC.
(d/b/a Westinghouse Solar)
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:
 (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Akeena Solar, Inc. d/b/a Westinghouse Solar (“Akeena” or the “Company”), received written notification on December 29, 2010 from the Listing Qualifications Department of The NASDAQ Stock Market LLC stating that the Company’s common stock is subject to delisting from The NASDAQ Capital Market, pending the Company’s opportunity to request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”).

As previously disclosed, on July 2, 2010, the Company received a notice from the Staff stating that the minimum bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with the minimum bid price requirement for continued listing on The NASDAQ Capital Market set forth in Listing Rule 5550(a)(2).  The notice indicated that the Company had been granted 180 calendar days, or until December 28, 2010, to regain compliance.  The notice received on December 29, 2010 informed the Company of the Staff Determination that the Company had not regained compliance with the minimum bid requirement, and that its common stock is therefore subject to delisting from The NASDAQ Capital Market.

The Company intends to request a hearing before the Panel to review the Staff Determination, which will stay any action with respect to the Staff Determination and allow the continued listing of the Company’s common stock on The NASDAQ Capital Market until the Panel renders a decision subsequent to the hearing. At the hearing, the Company intends to present a plan to regain compliance and to request that the Panel allow the Company additional time within which to regain compliance. There can be no assurance that the Panel will grant the Company’s request for continued listing on The NASDAQ Capital Market.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Effective December 30, 2010, Gary Effren resigned as President of the Company.  Mr. Effren will continue in a consulting capacity until the end of February 2011.  Mr. Effren has also been appointed the Board of Directors of the Company.  Barry Cinnamon, the Company’s Chief Executive Officer, has been appointed President of the Company, effective immediately.  Biographical information regarding Mr. Effren and Mr. Cinnamon is disclosed in the Company’s most recent proxy statement on Schedule 14A, and is incorporated herein by reference.

The Company and Mr. Effren have entered into an Agreement & Mutual Release (the “Agreement”) setting forth the compensatory and other terms relating to Mr. Effren’s departure. The Agreement provides for Mr. Effren to render advisory and consulting services to the Company until February 28, 2011 and that he will be paid $21,875 per month for his services. In addition, Mr. Effren will be granted an option to purchase 100,000 shares of the Company’s common stock, which will vest in their entirety seven (7) days after the execution date of the Agreement, and the 42,500 shares of unvested restricted stock previously granted to Mr. Effren will vest seven (7) days after the execution date of the Agreement. In addition to the foregoing, Mr. Effren will receive additional benefits customarily provided by the Company in connection with the departure of all employees, including eligibility to receive continued group medical and dental coverage for up to 18 months. Commencing February 28, 2011, Mr. Effren will receive compensation as a non-employee director in accordance with the Company’s standard compensation arrangements, which are as disclosed in the Company’s most recent proxy statement on Schedule 14A.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release regarding NASDAQ delisting notification and certain other information, issued by the Registrant on December 30, 2010 (furnished herewith).

99.2
Press Release regarding appointment of Mr. Effren to the Board of Directors and resignation as President and certain other information, issued by the Registrant on December 30, 2010 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 30, 2010

AKEENA SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release regarding NASDAQ delisting notification and certain other information, issued by the Registrant on December 30, 2010 (furnished herewith).

99.2
Press Release regarding appointment of Mr. Effren to the Board of Directors and resignation as President and certain other information, issued by the Registrant on December 30, 2010 (furnished herewith).